Exhibit 99.1
MEDIA RELEASE

Fisher Communications, Inc. Reports Third Quarter 2012 Financial Results

Net Television Revenue Increased 14% to $34.7 million
TV Cash Flow Increased 55% to $10.5 million
Earnings Per Diluted Share Increased 56% to $0.25
Declared Quarterly Cash Dividend of $0.15 Per Share

SEATTLE, WA – (MARKETWIRE) – November 1, 2012 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the third quarter ended September 30, 2012.

Management Commentary
“Fisher’s positive momentum continued throughout the third quarter, led by the strength of our stations, strong political spending and new retransmission agreements,” said Colleen B. Brown, Fisher’s President and Chief Executive Officer. “Our stations delivered audience share and revenue growth, as we continue to leverage the Company’s key set of multiplatform offerings to our competitive advantage.”

“As we look ahead to 2013, we remain focused on expanding our trusted local news brands, as well as providing advertisers the highly effective broadcast and on-line mediums to better reach their customers. These are hallmarks of Fisher and the pillars that will enable us to deliver value to our audiences, business partners and shareholders.”

Third Quarter Financial Highlights
(All financial comparisons are made to the third quarter of 2011 unless otherwise noted.)

Fisher’s consolidated revenue was $39.9 million, up slightly from the third quarter of 2011. Excluding Fisher Plaza revenues from the third quarter of 2011, Fisher’s consolidated revenue increased 11% year-over-year.

Total consolidated direct operating, selling, general and administrative and programming expenses for the third quarter of 2012 increased 6%, or $2.0 million, compared to the third quarter of 2011. Last year’s third quarter results included one-time savings of $0.9 million related to the Company’s revised vacation policy and the third quarter of 2012 included Plaza rent expense of $1.4 million, $0.8 million of costs related to various strategic initiatives and $0.6 million of increased network fees. Excluding the items noted above, our remaining expenses were 5% lower year over year.

EBITDA was $5.4 million in the third quarter of 2012, which included $1.4 million of Fisher Plaza rent expense. This represents a decrease of 22% from $6.8 million in the prior year period, which included $2.3 million of Plaza EBITDA.

Adjusted EBITDA (excluding Plaza rent expense in 2012 and Plaza EBITDA in 2011) was $6.8 million in the third quarter of 2012, an increase of 48%, or $2.2 million, from the same period in 2011.

Highlights for the Company’s television segment are as follows:

•	Net TV revenue, excluding political revenue, increased 5% to $31.0 million.

•	Political revenue increased 285% to $3.6 million and retransmission revenue increased 83% to $6.3 million.

•	TV cash flow increased 55%, or $3.7 million, to $10.5 million.

Balance Sheet and Liquidity

•	Cash and short-term investments were $103.8 million at quarter-end, compared to $176.5 million at the end of 2011.

•	Cash used in operating activities for the year of $1.9 million consists of $23.1 million of cash generated from operations offset by $21.7 million in estimated 2011 tax payments, net of refunds received, $1.5 million of debt extinguishment costs and $1.8 million of interest payments on the Company’s retired senior notes. In August, the Company announced a one-time special cash dividend of $10.00 per share payable on October 19, 2012. The Company will use its existing cash and short-term investments to fund the dividend, which totals approximately $89 million.

•	The Company remained debt-free, after using its strong cash position to redeem the remaining $61.8 million of outstanding principal for the Company’s senior notes in the first quarter of 2012.

•	In August, the Company announced it received a commitment letter from JPMorgan Chase Bank for a five-year $30 million senior secured revolving credit facility. The Company expects to establish the facility in the fourth quarter of 2012.

Quarterly Dividend
As previously announced, the Company’s Board of Directors approved a quarterly dividend policy in August 2012. In accordance with the policy, the Company has declared a quarterly cash dividend of $0.15 per share on its common stock payable on December 17, 2012, to shareholders of record at the close of business on November 30, 2012.

Third Quarter Conference Call
Fisher will host a conference call today at 1:00 p.m. (PDT). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-866-730-5771; confirmation code 71674211#. A live audio webcast of the call will be accessible to the public on Fisher’s website, www.fsci.com. A recording of the webcast will subsequently be archived on the website and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 61098661#.

Definitions and Disclosures Regarding Non-GAAP Financial Information
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Broadcast cash flow and Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.
Television and radio cash flow are calculated as television and radio segment income (loss) from operations plus amortization of broadcast rights, non-cash charges, Internet and trade expenses minus payments for broadcast rights and Internet revenue. Broadcast cash flow is calculated by adding the Television and radio cash flow.

EBITDA is calculated as income (loss) from operations plus amortization of broadcast rights; depreciation and amortization; stock-based compensation; loss on disposal of property, plant and equipment, net; proxy related costs; and non-cash charges minus payments for broadcast rights; gain on sale of real estate, net; Plaza fire reimbursements, net; and amortization of non-cash benefit resulting from a change in national advertising representation firm.

Adjusted EBITDA excludes Fisher Plaza rent expense in the third quarter of 2012 and Plaza EBITDA in the third quarter of 2011. Plaza EBITDA is calculated as Plaza segment income (loss) from operations. Management believes this presentation of Adjusted EBITDA is useful to investors because it provides investors with a comparable measure given the impact of the disposition of Fisher Plaza.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.
Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, 3 owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, including, among other things, statements related to changes in revenue, cash flow and operating expenses, involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011, which we have filed with the Securities and Exchange Commission.

Contacts:
Sard Verbinnen & Co
Ron Low or David Isaacs
(415) 618-8750

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
(in thousands, except per-share amounts)	2012	2011	Change	2012	2011	Change
Revenue	$39,895	$39,700	0%	$116,097	$117,602	(1%)

Operating expenses
Direct operating costs	16,386	17,704	7%	48,974	52,595	7%
Selling, general and administrative expenses	15,939	12,642	(26%)	45,574	40,809	(12%)
Amortization of broadcast rights	2,479	2,449	(1%)	7,372	8,324	11%
Depreciation and amortization	1,736	2,697	36%	5,241	8,027	35%
Gain on sale of real estate, net	-	—	n/a	(164)	(4,089)	(96%)
Plaza fire reimbursements, net	-	(40)	(100%)	—	(223)	(100%)

Total operating expenses	36,540	35,452	(3%)	106,997	105,443	(1%)

Income from continuing operations	3,355	4,248	(21%)	9,100	12,159	(25%)
Loss on extinguishment of senior notes, net	-	(298)		(1,482)	(1,356)
Other income, net	49	34		143	214
Interest expense	(16)	(1,572)		(292)	(5,697)

Income from continuing operations before income taxes	3,388	2,412		7,469	5,320
Provision for income taxes	1,188	893		2,851	1,978

Income from continuing operations, net of income taxes	2,200	1,519		4,618	3,342
Loss from discontinued operations, net of income taxes	-	(75)		—	(9)

Net income	$2,200	$1,444		$4,618	$3,333

Net income (loss) per share:
From continuing operations	$0.25	$0.17		$0.52	$0.38
From discontinued operations	-	(0.01)		—	—

Net income per share	$0.25	$0.16		$0.52	$0.38

Net income (loss) per share assuming dilution:
From continuing operations	$0.25	$0.17		$0.52	$0.38
From discontinued operations	-	(0.01)		—	(0.01)

Net income per share assuming dilution	$0.25	$0.16		$0.52	$0.37

Weighted average shares outstanding	8,878	8,836		8,866	8,827

Weighted average shares outstanding assuming dilution	8,958	8,900		8,949	8,898

Dividends declared per share	$10.00	—		$10.00	—

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(in thousands)	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$31,316	$143,017
Short-term debt security investments	72,532	33,481
Receivables, net	28,240	32,402
Income taxes receivable	-	117
Deferred income taxes, net	1,825	1,825
Prepaid expenses and other	1,972	3,062
Broadcast rights	9,219	6,789

Total current assets	145,104	220,693
Restricted cash	3,623	3,594
Cash surrender value of life insurance and annuity contracts	17,884	17,278
Goodwill, net	13,293	13,293
Intangible assets, net	40,131	40,307
Other assets	5,219	5,006
Deferred income taxes, net	3,303	3,367
Assets held for sale	-	658
Property, plant and equipment, net	39,344	40,921

Total assets	$267,901	$345,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	-	61,834
Accounts payable	2,009	3,754
Accrued payroll and related benefits	4,558	4,660
Interest payable	-	1,556
Broadcast rights payable	8,936	6,541
Income taxes payable	2,464	21,468
Current portion of accrued retirement benefits	1,302	1,302
Dividends payable	88,795	—
Other current liabilities	9,415	8,708

Total current liabilities	117,479	109,823
Deferred income	8,633	10,036
Accrued retirement benefits	20,385	20,525
Other liabilities	2,943	2,688

Total liabilities	149,440	143,072

Total stockholders’ equity	118,461	202,045

Total liabilities and stockholders’ equity	$267,901	$345,117

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Nine months ended September 30,
(in thousands)	2012	2011
Operating activities
Net income	$4,618	$3,333
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	5,241	8,027
Deferred income taxes, net	64	31
Loss on extinguishment of senior notes, net	594	416
Loss in operations of equity investees	119	188
Loss on disposal of property, plant and equipment, net	101	75
Gain on sale of radio station, net	—	(48)
Gain on sale of real estate, net	(164)	(4,089)
Amortization of deferred financing fees	19	235
Amortization of deferred gain on sale of Fisher Plaza	(569)	—
Amortization of debt security investment premium	78	—
Amortization of non-cash contract termination fee	(1,096)	(1,096)
Amortization of broadcast rights	7,372	8,324
Payments for broadcast rights	(7,421)	(8,688)
Stock-based compensation	1,284	1,174
Change in operating assets and liabilities, net
Receivables	4,162	1,791
Prepaid expenses and other	1,091	791
Cash surrender value of life insurance and annuity contracts	(606)	1,819
Other assets	125	203
Accounts payable, accrued payroll and related
benefits and other current liabilities	2,872	(1,593)
Interest payable	(1,556)	(2,312)
Income taxes receivable and payable	(18,887)	2,514
Accrued retirement benefits	(43)	31
Other liabilities	675	(783)

Net cash provided by (used in) operating activities	(1,927)	10,343

Investing activities
Investment in equity investee	(50)	(88)
Purchase of debt security investments	(82,733)	—
Purchase of investment in a radio station	(750)	—
Purchase of option to acquire a radio station	(615)	—
Purchase of radio stations	—	(113)
Purchase of property, plant and equipment	(7,565)	(5,070)
Proceeds from sale of debt security investments	7,628	—
Proceeds from maturity of debt security investments	35,967	—
Proceeds from sale of radio station	—	48
Proceeds from sale of real estate	825	4,164

Net cash used in investing activities	(47,293)	(1,059)

Financing activities
Repurchase of senior notes	(61,834)	(34,606)
Repurchase of common stock	(86)	—
Shares settled on vesting of stock rights	(441)	(278)
Proceeds from exercise of stock options	25	75
Payments on capital lease obligations	(145)	(134)

Net cash used in financing activities	(62,481)	(34,943)

Net decrease in cash and cash equivalents	(111,701)	(25,659)
Cash and cash equivalents, beginning of period	143,017	52,945

Cash and cash equivalents, end of period	$31,316	$27,286

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from operations (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Income from continuing operations	$3,355	$4,248	$9,100	$12,159
Adjustments:

Amortization of broadcast rights	2,479	2,449	7,372	8,324
Payments for broadcast rights	(2,394)	(2,631)	(7,421)	(8,688)
Depreciation and amortization	1,736	2,697	5,241	8,027
Stock-based compensation	458	441	1,284	1,174
Loss on disposal of property, plant and equipment, net	81	23	101	75
Gain on sale of real estate, net	—	—	(164)	(4,089)
Plaza fire reimbursements, net	—	(40)	—	(223)
Proxy related costs	—	15	79	1,639
Amortization of non-cash benefit resulting from change	(365)	(365)	(,1096)	(1,096)
in
national advertising representation firm

EBITDA (Non-GAAP)	$5,350	$6,837	$14,496	$17,302

Fisher Plaza rent expense	1,409	—	3,933	—
Plaza EBITDA	—	(2,285)	—	(6,937)

Adjusted EBITDA (Non-GAAP)	$6,759	$4,552	$18,429	$10,365

The following table provides a reconciliation of television income (loss) from operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Television segment income from continuing operations	$10,178	$6,783	$27,630	$18,213
Adjustments:

Amortization of broadcast rights	2,479	2,449	7,372	8,324
Payments for broadcast rights	(2,394)	(2,631)	(7,421)	(8,688)
Net trade and internet loss	262	185	773	474

Television broadcast cash flow (Non-GAAP)	$10,525	$6,786	$28,354	$18,323

Television broadcast cash flow as a percentage of television segment revenue	30.4%	22.2%	28.2%	20.2%

Television segment revenue	$34,663	$30,522	$100,600	$90,557

The following table provides a reconciliation of radio income (loss) from operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Radio segment income from continuing operations	$1,387	$1,476	$4,020	$3,358
Adjustments:

Net trade loss	(11)	1	77	31

Radio broadcast cash flow (Non-GAAP)	$1,376	$1,477	$4,097	$3,389

Radio broadcast cash flow as a percentage of radio segment revenue	26.3%	27.6%	26.4%	21.3%

Radio segment revenue	$5,225	$5,344	$15,524	$15,876

The following table provides television net revenue comparisons in each of the periods presented:

	Three months ended September 30,		%	Nine months ended September 30,		%
	2012	2011	Change	2012	2011	Change
Core advertising (local and national)	$21,760	$22,775	(4%)	$69,917	$69,578	0%
Political	3,648	947	285%	5,110	1,301	293%
Internet	1,220	1,408	(13%)	3,800	3,958	(4%)
Retransmission	6,271	3,420	83%	16,117	10,037	61%
Trade, barter and other	1,764	1,972	(11%)	5,656	5,683	(0%)

Television segment net revenue	$34,663	$30,522	14%	$100,600	$90,557	11%

Television segment net revenue, excluding political	$31,015	$29,575	5%	$95,490	$89,256	7%

The following table provides radio net revenue comparisons in each of the periods presented:

	Three months ended September 30,		%	Nine months ended September 30,
	2012	2011	Change	2012	2011	Change
Core adverting (local and national)	$4,849	$5,059	(4%)	$14,591	$14,951	(2%)
Political	122	22	455%	180	149	21%
Trade, barter and other	254	263	(3%)	753	776	(3%)

Radio segment net revenue	$5,225	$5,344	(2%)	$15,524	$15,876	(2%)

Radio segment net revenue, excluding political	$5,103	$5,322	(4%)	$15,344	$15,727	(2%)